UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2025 (December 2, 2025)

DuPont de Nemours, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38196	81-1224539
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

974 Centre Road,	Building 730	Wilmington,	Delaware	19805
(Address of Principal Executive Offices)				(Zip Code)

(302) 295-5783
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

In connection with its Current Report on Form 8-K filed on November 3, 2025, DuPont de Nemours, Inc., a Delaware corporation (“DuPont”), indicated it would disclose the numeric percentage of the Applicable Percentage (as defined below) of DuPont and the resulting Minimum EBITDA (as defined in that certain Letter Agreement, dated as of June 1, 2019, by and between DuPont (f/k/a DowDuPont Inc.) and Corteva, Inc.) in respect of DuPont once determined after the spin-off on November 1, 2025 of Qnity Electronics, Inc., a Delaware corporation (“Qnity”).

On December 2, 2025, DuPont and Qnity determined and agreed, pursuant to the Separation and Distribution Agreement, dated as of November 1, 2025, by and between DuPont and Qnity (the “Separation Agreement”), that the Applicable Percentage (as defined in the Separation Agreement) of DuPont is 56%. As a result, the Minimum EBITDA in respect of DuPont is reset at $1,400,000,000.

On December 2, 2025, DuPont and Qnity also determined and agreed that the Applicable Percentage of Qnity is 44%.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT DE NEMOURS, INC.
Registrant

Date:	December 4, 2025	By:	/s/ Erik T. Hoover
		Name:	Erik T. Hoover
		Title:	Senior Vice President and General Counsel